UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2013

NEXT FUEL, INC.

(EXACT NAME OF COMPANY AS SPECIFIED IN CHARTER)

Nevada	333-148493	32-2305768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

122 North Main Street Sheridan WY	82801
(Address of Principal Executive Offices)	(Zip Code)

(307) 674-2145

(Company’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of our Stockholders held on February 27, 2012, our stockholders voted to re-elect for one year all the members of our Board of Directors: Messrs. Robert H. Craig, Song Jin and Guangwei Guo and to elect two additional nominees .Paul T. Kostecki and Scott Williams for one-year terms.

Information about each of the persons elected at the Annual Meeting is contained in our Proxy Statement filed with the Securities and Exchange Commission on January16, 2013.

At the same meeting, the stockholders voted to ratify the appointment of Hein & Associates, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013.  The final voting results on these matters were as follows:

1.    Election of Directors

Director Name	Votes For	Votes Against	Abstain	Broker Non-votes

Mr. Robert H. Craig	7,451,320	0	53,725	0

Mr. Song Jin	7,451,320	0	53,725	0

Mr.Guangwei Guo	7,451,320	0	53,725	0

Paul T. Koskecki	7,505,045	0	0	0

Scott Williams	7,505,045	0	0	0

Other	0	0	0	0

2.  To ratify the appointment of Hein & Associates, LLP. as our independent registered public accounting firm.

Votes For	Votes Against	Abstain	Broker Non-votes
8,308,762	0	0	0

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information
Not applicable.

(c)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT FUEL, INC.

DATED: February 28, 2013	By:	/s/ Robert H. Craig
Robert H. Craig
Chief Executive Officer